WAIVER AND AGREEMENT TO CONVERT


      THIS WAIVER AND AGREEMENT TO CONVERT (the "Agreement"), dated as of May __, 2006, by and between NetFabric Holdings, Inc. (the "Company"), a Delaware corporation having its principal place of business at 3 Stewart Court, Denville, New Jersey 07834, and Macrocom Investors, LLC, having offices at 1365 York Avenue, New York, New York 10021 (the "Holder").

      NOW, THEREFORE, the Company and Holder, intending to be legally bound hereby, and for good and valuable consideration, hereby agree as follows:

      1. EARLY CONVERSION. The Holder hereby agrees immediately to convert a note issued by the Company in the principal amount of $500,000 and due on October 10, 2006 (the "Note"), including all interest accrued thereon, into one million (1,000,000) shares of restricted common stock of the Company.

      2. WAIVER AND MUTUAL RELEASE. The Holder and the Company agree to waive and release each other from any and all claims, without further recourse and irrespective of cause, inclusive of any defaults, breaches and resulting penalties, in connection with the Note and all other agreements executed to date between the Holder and the Company.

      3. STOCK ISSUANCE. In exchange for the waiver and the early conversion the Company agrees to issue immediately to the Holder one million and five hundred thousand (1,500,000) additional shares of restricted common stock.

      4. PIGGYBACK REGISTRATION RIGHTS. The shares issued under this Agreement shall have piggyback registration rights until they are eligible for resale under Rule 144. This right shall not apply to registration statements made on Form S-8 or Form S-4 or where the party holding the demand registration right objects to the inclusion of these shares in just registration statement.

      5. COMPLIANCE REPRESENTATION. The Company hereby represents and warrants that it is in compliance with all applicable reporting obligations under the relevant federal securities laws and regulations (the "Securities Laws") and that, by entering into this Agreement, the Company has not violated such Securities Laws.

      6. GENERAL PROVISIONS.

            (a) The Agreement shall be binding upon, and inure to the benefit of the parties and their respective successors and permitted assigns.

            (b) The Agreement shall be governed by and construed under the laws of the State of New York (without giving effect to its principles of conflict of laws).

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            (c) In case any one or more of the provisions or any part of a provision contained in its Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of its Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid, illegal or unenforceable had never been contained herein and such provision or part be reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

            (d) The Agreement contains the entire agreement between the with respect to the subject matter thereof. The Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

            (e) All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered or sent by expedited overnight courier service to the addresses indicated in the recitals and/or to such other persons and addresses as any party shall have specified in writing to the other.

            (f) Any waiver of any breach of any provision of the Agreement shall not operate as a waiver of any other breach of such provision or any other provision of the Agreement, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably request in order to effectuate the terms and purposes of tits Agreement.

            (g) The section headings contained in the Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date first written above.


                                  NETFABRIC HOLDINGS, INC.



                                  By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  MACROCOM INVESTORS, LLC



                                  By:
                                        ----------------------------------------
                                        Name:
                                        Title: